UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2005

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 22, 2005, Bottomline Technologies (de), Inc. (“Bottomline”) issued a press release announcing that it had filed with the Securities and Exchange Commission a prospectus supplement relating to an underwritten public offering of 4,000,000 shares of common stock, consisting of 2,750,000 shares offered by Bottomline and 1,250,000 shares offered by selling stockholders. Bottomline and the selling stockholders have granted to the underwriters an option to purchase up to an additional 350,000 and 250,000 shares, respectively, within 30 days after the offering to cover over-allotments incurred in the offering, if any. Bottomline will not receive any proceeds from the sale of shares by the selling stockholders. Needham & Company, LLC, Adams Harkness, Inc., A.G. Edwards and Thomas Weisel Partners LLC are the underwriters for the offering. The information contained in the press release dated June 22, 2005 is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: June 22, 2005	By:	/s/ Kevin M. Donovan
Kevin M. Donovan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 22, 2005